For Period Ending 12/31/11
File No. 811-21714

Item 77C.  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of the MML Series Investment Fund II was held on December 15, 2011.  Notice of the meeting, and a Proxy Statement, were distributed on or about November 4, 2011 to shareholders of record as of September 30, 2011.  The results of the vote on the matters submitted to shareholders at the Special Meeting are as follows:

(1)
To elect Richard H. Ayers, Allan W. Blair, Nabil N. El-Hage, Maria D. Furman, R. Alan Hunter, Jr., Robert E. Joyal, F. William Marshall, Jr., C. Ann Merrifield, Susan B. Sweeney, and Elaine A. Sarsynski as Trustees for an indefinite term of office.

This matter was approved by the Trust’s shareholders.  The results of the votes were as follows:

Proposal 1: Election of Trustees	Shares Voted	Shares For	% Of Shares Out-standing	Withhold	% Of Shares Out-standing
Richard H. Ayers	411,439,629.612	374,022,732.577	88.385	37,416,897.035	8.842
Allan W. Blair	411,439,629.612	374,090,974.774	88.401	37,348,654.838	8.826
Nabil N. El-Hage	411,439,629.612	372,822,783.728	88.101	38,616,845.884	9.126
Maria D. Furman	411,439,629.612	373,364,204.841	88.229	38,075,424.771	8.998
R. Alan Hunter, Jr.	411,439,629.612	374,268,799.813	88.443	37,170,829.799	8.784
Robert E. Joyal	411.439,629.612	373,908,946.089	88.358	37,350,683.523	8.869
F. William Marshall, Jr.	411,439,629.612	374,026,810.974	88.386	37,412,818.638	8.841
C. Ann Merrifield	411,439,629.612	373,519,551.976	88.266	37,920,077.636	8.961
Susan B. Sweeney	411,439,629.612	373,781,574.963	88.328	37,658,054.649	8.899
Elaine A. Sarsynski	411,439,629.612	373,427,067.356	88.244	38,012,562.256	8.983

(2)	To approve an Amended and Restated Agreement and Declaration of Trust.

This matter was approved by the Trust’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 2: Approval of Amended and Restated Agreement and Declaration of Trust	411,439,629.612	377,661,073.262	89.245	14,089,667.899	3.329	19,688,888.451	4.653

(3)	To approve an amended and restated investment management agreement.

This matter was approved by each Fund’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 3: Approval of Amended and Restated Investment Management Agreement
MML China Fund	1,999,497.269	1,822,848.590	91.165	.000	.000	176,648.679	8.835
MML High Yield Fund	7,001,133.719	6,917,285.727	98.610	33,177.323	.473	50,670.669	.723
MML Short-Duration Bond Fund	22,615,238.465	22,448,824.573	99.104	91,630.072	.404	74,783.820	.331
MML Strategic Emerging Markets Fund	2,210,855.063	1,735,854.404	78.514	85,989.277	3.889	389,011.382	17.596

(4)
To approve an amended and restated investment management agreement under which Massachusetts Mutual Life Insurance Company (“MassMutual” or the “Adviser”) provides both investment management and administrative services.

This matter was approved by each Fund’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 4: Approval of Amended and Restated Investment Management Agreement under which MassMutual provides both Investment Management and Administrative Services
MML Blend Fund	32,625,125.196	28,444,994.004	87.187	1,811,469.856	5.553	2,368,661.336	7.260
MML Enhanced Index Core Equity Fund	1,898,199.071	1,477,053.408	77.813	201,335.020	10.607	219,810.643	11.580
MML Equity Fund	44,631,824.496	40,011,688.801	89.550	2,455,663.605	5.496	2,164,472.090	4.844
MML Inflation-Protected and Income Fund	35,107,934.523	32,023,589.689	91.215	1,174,234.678	3.344	1,910,110.156	5.441
MML Money Market Fund	181,481,475.612	167,769,296.292	86.992	4,787,652.477	2.483	8,924,526.843	4.628
MML Small/Mid Cap Equity Fund	12,092,293.296	10,903,243.396	90.167	501,442.043	4.147	687,608.487	5.686

(5)	To approve an amended and restated investment management agreement under which MassMutual provides both investment management and administrative services.

This matter was approved by the Fund’s shareholders.  The results of the vote were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 5: Approval of Amended and Restated Investment Management Agreement under which MassMutual provides both Investment Management and Administrative Services
MML Managed Bond Fund	69,776,052.272	65,429,703.024	93.419	1,601,135.329	2.286	2,745,213.919	3.920

(6)	To liquidate the Fund and distribute the liquidation proceeds to an affiliated money market fund.

This matter was approved by the Fund’s shareholders.  The results of the vote were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 6: Approval to Liquidate the Fund and distribute the Liquidation proceeds to an Affiliated Money Market Fund
MML Enhanced Index Core Equity Fund	1,898,199.071	1,526,917.379	80.440	149,508.069	7.877	221,773.623	11.683

(7)	To approve a sub-subadvisory agreement.

This matter was approved by the Fund’s shareholders.  The results of the vote were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 7: Approval of Sub-Sub-advisory Agreement
MML China Fund	1,999,497.269	1,902,717.430	95.160	6,145.961	.307	90,633.878	4.533

(8A)	To approve an amendment to the Funds’ fundamental investment restrictions with respect to investment in commodities and commodity contracts.

This matter was approved by each Fund’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 8.A: Approval of Amendment to the Funds’ Fundamental Investment Restrictions with respect to Investment in Commodities and Commodity Contracts
MML Blend Fund	32,625,125.196	28,139,419.815	86.251	2,114,024.655	6.480	2,371,680.726	7.269
MML China Fund	1,999,497.269	1,816,702.629	90.858	6,145.961	.307	176,648.679	8.835
MML Enhanced Index Core Equity Fund	1,898,199.071	1,455,477.135	76.677	207,142.494	10.912	235,579.442	12.411
MML Equity Fund	44,631,824.496	39,207,911.663	87.751	3,092,968.264	6.922	2,330,944.569	5.217
MML High Yield fund	7,001,133.719	6,856,182.551	97.739	77,385.342	1.104	67,565.826	.963
MML Inflation-Protected and Income Fund	35,107,934.523	31,538,265.043	89.832	1,502,111.577	4.279	2,067,557.903	5.889
MML Managed Bond Fund	69,776.052.272	64,915,258.545	92.685	2,019,762.935	2.883	2,841,030.792	4.057
MML Money Market Fund	181,481,475.612	150,552,098.431	78.065	21,882,666.657	11.347	9,046,710.524	4.691
MML Short-Duration Bond Fund	22,615,238.465	22,415,366.605	98.956	100,675.395	.445	99,196.465	.438
MML Small/Mid Cap Equity Fund	12,092,293.926	10,777,896.768	89.130	589,991.826	4.879	724,405.332	5.991
MML Strategic Emerging Markets Fund	2,210,855.063	1,757,154.956	79.477	64,688.725	2.926	389,011.382	17.596

(8B)	To approve an amendment to the Funds’ fundamental investment restrictions with respect to concentrating investments in an industry.

This matter was approved by each Fund’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 8.B: Approval of Amendment to the Funds’ Fundamental Investment Restrictions with respect to Concentrating Investments in an Industry
MML Blend Fund	32,625,125.196	28,121,020.007	86.194	2,152,098.024	6.597	2,352,007.165	7.209
MML China Fund	1,999,497.269	1,822,848.590	91.165	.000	.000	176,648.679	8.835
MML Enhanced Index Core Equity Fund	1,898,199.071	1,533,766.025	80.801	138,118.355	7.276	226,314.691	11.923
MML Equity Fund	44,631,824.496	39,607,534.253	88.645	2,692,817.618	6.027	2,331,472.625	5.218
MML High Yield fund	7,001,133.719	6,852,786.883	97.691	78,517.563	1.119	69,829.273	.996
MML Inflation-Protected and Income Fund	35,107,934.523	31,706,959.865	90.313	1,423,112.557	4.053	1,977,862.101	5.634
MML Managed Bond Fund	69,776,052.272	64,852,924.518	92.596	2,108,750.421	3.010	2,814,377.333	4.019
MML Money Market Fund	181,481,475.612	166,303,442.339	86.232	6,181,445.936	3.206	8,996,587.337	4.665
MML Short-Duration Bond Fund	22,615,238.465	22,415,271.316	98.956	100,770.684	.445	99,196.465	.438
MML Small/Mid Cap Equity Fund	12,092,293.926	10,712,971.288	88.593	609,676.893	5.042	769,645.745	6.365
MML Strategic Emerging Markets Fund	2,210,855.063	1,703,173.718	77.036	118,635.946	5.366	389,045.399	17.597

(8C)	To approve the elimination of the Fund’s fundamental investment restriction with respect to purchasing securities on margin.

This matter was approved by the Fund’s shareholders.  The results of the vote were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 8.C: Approval of the Elimination of the Fund’s Fundamental Investment Restriction with respect to Purchasing Securities on Margin
MML Small/Mid Cap Equity Fund	12,092,293.926	10,553,587.216	87.275	819,696.849	6.779	719,009.861	5.946

(8D)
To approve the elimination of certain Funds’ fundamental investment restrictions with respect to making loans to any officer, trustee or director or employee of the Trust or MassMutual, or to MassMutual.

This matter was approved by each Fund’s shareholders.  The results of the votes were as follows:

	Shares Voted	Shares For	% Of Shares Out-standing	Against	% Of Shares Out-standing	Abstain	% Of Shares Out-standing
Proposal 8.D:  Approval of the Elimination of certain Funds’ Fundamental Investment Restrictions with respect to making Loans to any Officer, Trustee or Director or Employee of the Trust or MassMutual, or to MassMutual

MML Money Market Fund	181,481,475.612	125,670,726.823	65.163	49,077,883.863	25.448	6,732,864.926	3.492
MML Small/Mid Cap Equity Fund	12,092,293.926	10,231,244.118	84.610	1,056,479.433	8.736	804,570.375	6.654